Exhibit 5
[LETTERHEAD OF AMERICAN GREETINGS CORPORATION]
June 29, 2007
American Greetings Corporation
One American Road
Cleveland, Ohio 44144
     Re: Form S-8 Registration Statement
Ladies and Gentlemen:
     As Assistant General Counsel of American Greetings Corporation, an Ohio corporation (the “Corporation”), this opinion is being provided in connection with the Corporation’s Registration Statement on Form S-8 (the “Registration Statement”) being filed under the Securities Act of 1933, as amended (the “Act”), relating to the offering of up to 2,800,000 Class A Common Shares, $1 par value (the “Class A Shares”), and 700,000 Class B Common Shares, $1 par value (the “Class B Shares,” together with the Class A Shares, the “Common Shares”), of the Corporation pursuant to the American Greetings Corporation 2007 Omnibus Incentive Compensation Plan (the “Plan”).
     I have examined the Corporation’s Amended Articles of Incorporation, the Corporation’s Amended Code of Regulations, the Plan and such other documents, records and matters of law as I have deemed necessary for purposes of this opinion. In rendering this opinion, I have assumed the genuineness, without independent investigation, of all signatures on all documents examined by me, the conformity to original documents of all documents submitted to me as certified or facsimile copies, and the authenticity of all such documents.
     Based solely upon the foregoing, I am of the opinion that the Common Shares available for issuance under the Plan, when issued, delivered and paid for pursuant to the terms and subject to the conditions of the Plan, will be legally issued, fully paid and nonassessable.
     This opinion is limited solely to the laws of the State of Ohio.
     I hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement and to the reference to the undersigned in Item 8 of Part II to the Registration Statement. In giving such consent, I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission.

Very truly yours,
/s/ Christopher W. Haffke, Esq.